Exhibit 99.1

925 W Georgia St, Suite 910 Vancouver, British Columbia V6C 3L2 (604) 424-0984 www.gatossilver.com

GATOS SILVER REPORTS FIRST QUARTER 2024 RESULTS AND ANNOUNCES INVESTOR CALL

Vancouver, BC — May 6, 2024 — Gatos Silver, Inc. (NYSE/TSX: GATO) (“Gatos Silver” or the “Company”) today announced its first quarter 2024 financial and operating results. The Company will host an investor and analyst call on May 7, 2024, details of which are provided below.

The Company has a 70% interest in the Los Gatos Joint Venture (“LGJV”), which in turn owns the Cerro Los Gatos (“CLG”) mine in Mexico. Production for the first quarter of 2024 was previously disclosed on April 9, 2024. The Company’s reporting currency is US dollars.

Dale Andres, CEO said: “During the first quarter we continued to add cash to the balance sheet mainly because of the previously disclosed strong operational performance at the LGJV. All-in sustaining cost (“AISC”) per silver ounce was at the lower end of 2024 guidance thanks to improved operating efficiencies, which helped to offset inflationary cost pressures and the impact of the stronger Mexican peso.”

“We now expect full year 2024 silver and silver equivalent production to be in the top half and AISC to be in the lower half of our previously announced guidance ranges. We also continue to advance our growth initiatives. Conversion drilling of the South-East Deeps inferred resource to extend mine life progressed well during the quarter and the LGJV has started ramping-up exploration efforts on near-mine and other targets in the highly prospective Los Gatos district.”

Summary

LGJV Q1 2024 results compared to Q1 2023 (100% basis):

•	Revenue of $72.2 million, up 3% from $69.9 million

•	Cost of sales $30.8 million, up 18% from $26.0 million

•	Net income $10.2 million, down 20% from $12.7 million

•	EBITDA $35.1 million[1], down 11% from $39.6 million

•	Cash flow from operations of $37.3 million, down 7% from $40.0 million

•	Sustaining capital $8.9 million[1], up 17% from $7.6 million

•	Free cash flow $25.5 million[1], down 11% from $28.7 million

•	Silver equivalent production of 3.70 million ounces[2], consistent with 3.69 million ounces in Q1 2023

•	Co-product AISC of $14.36[1] per ounce of payable silver, up 12% from $12.79

•	By-product AISC of $10.08[1] per ounce of payable silver, up 65% from $6.11

Gatos Silver Q1 2024 results compared to Q1 2023:

•	Net income of $2.5 million, up 203% from $0.8 million

•	Basic and diluted earnings per share of $0.04, up from $0.01

•	EBITDA of $1.8 million[1], up 107% from $0.9 million

•	Cash flow provided by operating activities of $15.1 million, compared to cash flow used by operating activities of $4.1 million

•	Free cash flow of $15.1 million[1], up from negative $4.1 million

_________________________________

1 See “Non-GAAP Financial Measures” below

2 See definition of silver equivalent production below

At the LGJV, higher sales volumes compared to Q1 2023 helped to drive higher revenue, partially offset by lower realized metal prices due to final settlement adjustments on sales. There was also a significant provisional revenue adjustment in the comparable quarter in 2023.

For Gatos Silver, higher net income, earnings per share and EBITDA1 for Q1 2024 were primarily attributable to the higher equity income from the LGJV, partially offset by an increase in general and administrative expenses including higher legal expenses which are not expected to be recurring beyond 2024. Other G&A expenses were also higher due to non-cash items, including stock-based compensation of $1.7 million. The change in operating cash flow and increase in free cash flow1 was primarily a result of the capital distribution received in Q1 2024. Capital distributions are now shown on the cash flow statement as cash flow received from operating activities, consistent with how cash dividends from the LGJV were treated in 2022.

As of March 31, 2024, the Company had a cash balance of $70.6 million, up 27% from $55.5 million at the end of 2023. The increase in cash during the quarter was due to receipt of a $21.0 million capital distribution.

Subsequent to quarter end, the LGJV made a capital distribution on April 22, 2024, to its partners of $25.0 million of which the Company received $17.5 million. Also, during March and April the full amount of funding to settle the class action lawsuits in both the US and Canada was placed into escrow accounts, of which the Company’s share was $4.0 million, with the remainder, $20.0 million, funded by our insurers.

As of April 30, 2024, the Company had a cash balance of $85.4 million and the LGJV had a cash balance of $20.0 million. The Company continues to be debt free with $50.0 million available under the revolving credit facility.

Financial and Operating Results

Below is select operational and financial information for the three months ended March 31, 2024 and 2023. For a detailed discussion of financial and operating results refer to the Form 10-Q for the three months ended March 31, 2024, filed on May 6, 2024, on both the EDGAR and SEDAR+ systems and posted on the Company’s website at https://gatossilver.com.

Los Gatos Joint Venture

LGJV 100% Basis Selected Financial Information (Unaudited)	Three Months Ended March 31,
(in millions, except where otherwise stated)	2024	2023
Revenue	$72.2	$69.9
Cost of sales	30.8	26.0
Royalties	0.3	0.4
Exploration	1.4	0.5
General and administrative	4.3	3.9
Depreciation, depletion and amortization	20.3	20.8
Other expense (income)	0.3	(0.4)
Income tax expense	4.8	6.0
Net income and comprehensive income[2]	$10.2	$12.7

Sustaining capital[1]	$8.9	$7.6
Resource development drilling expenditures	$3.2	$3.0
EBITDA[1]	$35.1	$39.6
Cash provided by operating activities	$37.3	$40.0
Free cash flow[1]	$25.5	$28.7

Operating Results (CLG 100% Basis)
Tonnes milled (dmt)	292,114	260,428
Tonnes milled per day (dmt)	3,210	2,894
Average Grades
Silver grade (g/t)	284	329
Zinc grade (%)	3.99	3.93
Lead grade (%)	1.77	1.86
Gold grade (g/t)	0.28	0.30
Production - Contained Metal
Silver ounces (millions)	2.37	2.43
Zinc pounds – in zinc conc. (millions)	15.8	14.0
Lead pounds – in lead conc. (millions)	10.1	9.5
Gold ounces – in lead conc. (thousands)	1.39	1.38
Silver equivalent ounces (millions)[3]	3.70	3.69
Co-product cash cost per ounce of payable silver equivalent[1]	$11.70	$10.47
By-product cash cost per ounce of payable silver[1]	$6.09	$2.66
Co-product AISC per ounce of payable silver equivalent[1]	$14.36	$12.79
By-product AISC per ounce of payable silver[1]	$10.08	$6.11

Sales volume by payable metal
Silver ounces (millions)	2.24	2.22
Zinc pounds – in zinc conc. (millions)	13.7	12.0
Lead pounds – in lead conc. (millions)	10.0	8.9
Gold ounces – in lead conc. (thousands)	1.18	1.12
Copper pounds – in lead conc. (millions)	0.07	—
Average realized price by payable metal
Average realized price per silver ounce[4]	$22.91	$26.61
Average realized price per zinc pound[4]	$1.07	$1.43
Average realized price per lead pound[4]	$0.85	$1.05
Average realized price per gold ounce[4]	$1,939	$1,787
Average realized price per copper pound[4]	$3.87	$—

_________________________________

1 See Non-GAAP Financial Measures below

2 Totals may not add up due to rounding

3 Silver equivalent production for 2024 is calculated using prices of $23/oz silver, $1.20/lb zinc, $0.90/lb lead and $1,800/oz gold to “convert” zinc, lead and gold production contained in concentrate to “equivalent” silver ounces (contained metal, multiplied by price, divided by silver price). For 2023, silver equivalent production was calculated using prices of $22/oz silver, $1.20/lb zinc, $0.90/lb lead and $1,700/oz gold. For comparative purposes, the calculated silver equivalent production for the three months ended March 31, 2023 would be 3.64 million ounces using price assumptions for 2024.

4 Realized prices include the impact of final settlement adjustments from sales

Gatos Silver, Inc.

Selected Financial Information (Unaudited)	Three Months Ended March 31,
(in $ millions, except where otherwise stated)	2024	2023
General and Administrative	7.0	5.5
Total expenses	7.0	5.6
Equity income in affiliates	7.3	5.0
Other income, net	2.3	1.4
Total net other income	9.6	6.4
Net income and comprehensive income[2]	$2.5	$0.8
Net income per share basic and diluted	$0.04	$0.01

EBITDA[1]	$1.8	$0.9
Cash provided (used) by operating activities	$15.1	$(4.1)
Free cash flow[1]	$15.1	$(4.1)

_________________________________

1 See Non-GAAP Financial Measures below

2 Totals may not add up due to rounding

2024 Guidance Update (CLG 100% basis)

Gatos Silver expects plant throughput in 2024 to average in the top half of our previously announced guidance range of 3,000 and 3,300 tonnes processed per day. This compares to 2,935 tonnes per day in 2023. The LGJV continues to strive to achieve sustainably higher plant throughput rates as mine debottlenecking efforts continue with a medium-term target to sustain 3,500 tonnes per day beyond 2024, or 40% above original design capacity.

As a result of strong plant throughput performance anticipated in 2024, both silver and silver equivalent production is now expected to be in the top half of our previously announced guidance ranges of 8.4 to 9.2 million ounces and 13.5 to 15.0 million ounces respectively.

The Company expects full year co-product and by-product AISCs to remain in the lower half of our original guidance ranges of $14.00 to $16.00 per ounce of payable silver equivalent and $9.50 to $11.50 per ounce of payable silver.

The Company continues to expect sustaining capital expenditures at CLG (100% basis) to be approximately $45 million in 2024, the majority of which is for underground development primarily to access the lower levels of the NW and Central zones and to further develop access to the SE zone. The expected expenditures also include projects to help improve operating efficiencies and to support debottlenecking efforts in the mine.

There is no change to anticipated exploration and definition drilling expenditures of $18 million in 2024, of which $9 million is expected to be capitalized and incurred on resource development drilling primarily in the SE Deeps zone and $9 million expensed and incurred on greenfields exploration. The focus in the first quarter was primarily on continuing to infill the SE Deeps zone to approximately 50 metre spacing for the 2024 mineral resource and mineral reserve update anticipated to be announced in the third quarter of 2024. The focus for the surface drilling rigs is now shifting to other district targets. Drill testing of near mine targets at Portigueño is already underway and drilling at the NW Deeps target is expected to commence this month. San Luis and Lince are expected to be drilled later in the year.

Restatement of Previously Issued Interim and Annual Financial Statements

During preparation of the financial statements for the current quarter, we determined that an accounting classification change was required for the capital distributions received from our investment in affiliate in our consolidated statements of cash flows in 2023. The capital distributions we received should have been classified as “cash provided by operating activities” rather than “cash provided by investing activities” in our condensed consolidated financial statements for the three and nine months ended September 30, 2023, and our consolidated financial statements for the year ended December 31, 2023.

The reclassifications on our consolidated statements of cash flows do not impact our consolidated balance sheets, consolidated statements of income and comprehensive income and consolidated statements of stockholders’ equity, as of and for the periods ended September 30, 2023, and December 31, 2023. The reclassifications also have no effect on our business operations, cash balances or liquidity or the financial statements of the Los Gatos Joint Venture.

On May 6, 2024, we filed an amended Quarterly Report on Form 10-Q/A for the three and nine months ended September 30, 2023, and an amended Annual Report on Form 10-K/A for the year ended December 31, 2023, which restate the consolidated statements of cash flows to correct this misclassification, and revise certain related information, including management discussion and analysis and the discussion of our internal controls and procedures. For further details, refer to the Form 8-K filed on May 6, 2024, on both the EDGAR and SEDAR+ systems.

Financial Results Webcast and Conference Call

Investors and analysts are invited to attend the financial results webcast and conference call as follows:

Date: Tuesday, May 7, 2024

Time: 10:00 a.m. ET

Listen-Only Webcast: https://events.q4inc.com/attendee/863807355

Direct Event Registration Link (for Analysts only): https://registrations.events/direct/Q4I984330

Dial-in number: (800) 715-9871 or +1 646 307 1963 Conference ID: 98433

An archive of the webcast will be available on the Company’s website at: https://gatossilver.com within 24 hours.

About Gatos Silver

Gatos Silver is a silver dominant exploration, development and production company that discovered a new silver and zinc-rich mineral district in southern Chihuahua State, Mexico. As a 70% owner of the Los Gatos Joint Venture (“LGJV”), the Company is primarily focused on operating the Cerro Los Gatos mine and on growth and development of the Los Gatos district. The LGJV includes approximately 103,000 hectares of mineral rights, representing a highly prospective and under-explored district with numerous silver-zinc-lead epithermal mineralized zones identified as priority targets.

Qualified Person

Scientific and technical disclosure in this press release was approved by Anthony (Tony) Scott, P.Geo., Senior Vice President of Corporate Development and Technical Services of Gatos Silver who is a “Qualified Person” as defined in S-K 1300 and NI 43-101.

Non-GAAP Financial Measures

We use certain measures that are not defined by GAAP to evaluate various aspects of our business. These non-GAAP financial measures are intended to provide additional information only and do not have any standardized meaning prescribed by GAAP and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. The measures are not necessarily indicative of operating profit or cash flow from operations as determined under GAAP.

Cash Costs and All-In Sustaining Costs

Cash costs and all-in sustaining costs (“AISC”) are non-GAAP measures. AISC was calculated based on guidance provided by the World Gold Council (“WGC”). WGC is not a regulatory industry organization and does not have the authority to develop accounting standards for disclosure requirements. Other mining companies may calculate AISC differently as a result of differences in underlying accounting principles and policies applied, as well as definitional differences of sustaining versus expansionary (i.e. non-sustaining) capital expenditures based upon each company’s internal policies. Current GAAP measures used in the mining industry, such as cost of sales, do not capture all of the expenditures incurred to discover, develop and sustain production. Therefore, we believe that cash costs and AISC are non-GAAP measures that provide additional information to management, investors and analysts that aid in the understanding of the economics of the Company’s operations and performance compared to other producers and provides investors visibility by better defining the total costs associated with production.

Cash costs include all direct and indirect operating cash costs related directly to the physical activities of producing metals, including mining, processing and other plant costs, treatment and refining costs, general and administrative costs, royalties and mining production taxes. AISC includes total production cash costs incurred at the LGJV’s mining operations plus sustaining capital expenditures. The Company believes this measure represents the total sustainable costs of producing silver from current operations and provides additional information of the LGJV’s operational performance and ability to generate cash flows. As the measure seeks to reflect the full cost of silver production from current operations, new project and expansionary capital at current operations are not included. Certain cash expenditures such as exploration, new project spending, tax payments, dividends, and financing costs are not included.

EBITDA

Management uses earnings before interest, income tax, depreciation, depletion and amortization (“EBITDA”) to evaluate the Company’s operating performance, to plan and forecast its operations, and assess leverage levels and liquidity measures. The Company believes the use of EBITDA reflects the underlying operating performance of our core mining business and allows investors and analysts to compare results of the Company to similar results of other mining companies. EBITDA do not represent, and should not be considered an alternative to, net income or cash flow from operations as determined under GAAP.

Free Cash Flow

Management uses free cash flow as a non-GAAP measure to analyze cash flows generated from operations. Free cash flow is cash provided by (used in) operating activities less cash flow from investing activities as presented on the consolidated statements of cash flows. The Company believes free cash flow is also useful as one of the bases for comparing the Company’s performance with its competitors. Although Free Cash Flow and similar measures are frequently used as measures of cash flows generated from operations by other companies, the Company’s calculation of free cash flow is not necessarily comparable to such other similarly titled captions of other companies.

Reconciliation of GAAP to non-GAAP measures

The table below presents a reconciliation between the most comparable GAAP measure of the LGJV’s expenses to the non-GAAP measures of (i) cash costs, (ii) cash costs, net of by-product credits, (iii) co-product AISC and (iv) by-product AISC for our operations.

CLG 100% Basis	Three Months Ended
Financial	March 31,
(in thousands, except where otherwise stated)	2024	2023
Total Expenses	$57,013	$51,624
Depreciation, depletion and amortization	(20,256)	(20,819)
Exploration[1]	(1,371)	(463)
Treatment and refining costs[2]	3,957	4,155
Cash costs (A)	$39,343	$34,497
Sustaining capital[3]	8,944	7,642
Co-product AISC (B)	$48,287	$42,139
By-product credits[4]	(25,674)	(28,587)
AISC, net of by-product credits (C)	$22,613	$13,552
Cash costs, net of by-product credits (D)	$13,669	$5,910

Payable ounces of silver equivalent[5] (E)	3,363	3,294
Co-product cash cost per ounce of payable silver equivalent (A/E)	$11.70	$10.47
Co-product AISC per ounce of payable silver equivalent (B/E)	$14.36	$12.79

Payable ounces of silver (F)	2,243	2,219
By-product cash cost per ounce of payable silver (D/F)	$6.09	$2.66
By-product AISC per ounce of payable silver (C/F)	$10.08	$6.11

1 Exploration costs are not related to current operations.

2 Represent reductions on customer invoices and included in Sales of the LGJV combined statement of income (loss).

3 Sustaining capital excludes resource development drilling costs related to resource development drilling of the South-East Deeps zone.

4 By-product credits reflect realized metal prices of zinc, lead, gold and copper for the applicable period, which includes any final settlement adjustments from prior periods.

5 Payable silver equivalents utilize the average realized prices during the three months ended March 31, 2024, of $22.91/oz silver, $1.07/lb zinc, $0.85/lb lead, $1,939/oz gold and $3.87/lb copper. Payable silver equivalents utilize the average realized prices during the three months ended March 31, 2023, of $26.61/oz silver, $1.43/lb zinc, $1.05/lb lead and $1,787/oz gold. Realized prices include the impact of final settlement adjustments from sales.

The following table provides a breakdown of cash flows used by investing activities of the LGJV:

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flow used by investing activities	$11,828	$11,366

Sustaining capital	8,944	7,642
Resource development drilling	3,222	3,006
Materials & supplies	—	512
Change in capital-related accounts payable	(338)	206
Total	$11,828	$11,366

The table below reconciles EBITDA, a non-GAAP measure to net income and comprehensive income for the Company:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income and comprehensive income	$2,532	$835
Interest expense	—	164
Interest income	(767)	(161)
Income tax expense	43	—
Depreciation, depletion and amortization expense	4	37
EBITDA	$1,812	$875

The table below reconciles of EBITDA, a non-GAAP measure, to the LGJV’s net income and comprehensive income:

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income and comprehensive income	$10,172	$12,701
Interest expense	195	126
Interest income	(273)	—
Income tax expense	4,775	5,957
Depreciation, depletion and amortization expense	20,256	20,819
EBITDA	$35,125	$39,603

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to cash provided (used) by operating activities operating activities for the Company, which the Company believes to be the GAAP financial measure most directly comparable to free cash flow.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided (used) by operating activities	$15,136	$(4,103)
Net cash used by investing activities	—	—
Free cash flow	$15,136	$(4,103)

The following table sets forth a reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by operating activities for the LGJV.

	Three Months Ended March 31,
(in thousands)	2024	2023
Net cash provided by operating activities	$37,325	$40,044
Net cash used by investing activities	(11,828)	(11,366)
Free cash flow	$25,497	$28,678

Please see Appendix A for the unaudited consolidated balance sheets of the Company and the LGJV as of March 31, 2024 and December 31, 2023, the related unaudited consolidated statements of income of the Company, unaudited combined statements of operations of the LGJV, and unaudited statements of cash flows for the three months ended March 31, 2024.

Forward-Looking Statements

This press release contains statements that constitute “forward looking information” and “forward-looking statements” within the meaning of U.S. and Canadian securities laws. All statements other than statements of historical facts contained in this press release, including statements regarding prospective drilling and exploration, timing of an updated life of mine plan, guidance for 2024 including processing rates, production, AISC, capital expenditures and exploration expenditures, mine debottlenecking, processing rates beyond 2024, and productivity improvements, are forward-looking statements. Forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements, and such other risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission and Canadian securities commissions. Gatos Silver expressly disclaims any obligation or undertaking to update the forward-looking statements contained in this press release to reflect any change in its expectations or any change in events, conditions, or circumstances on which such statements are based unless required to do so by applicable law. No assurance can be given that such future results will be achieved. Forward-looking statements speak only as of the date of this press release.

Investors and Media Contact

André van Niekerk

Chief Financial Officer

investors@gatossilver.com

(604) 424 0984

APPENDIX A

GATOS SILVER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(US$ in thousands)	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$70,586	$55,484
Related party receivables	464	560
Other current assets	2,486	22,642
Total current assets	73,536	78,686
Non-Current Assets
Investment in affiliates	308,202	321,914
Deferred tax assets	246	266
Other non-current assets	415	38
Total Assets	$382,399	$400,904
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and other accrued liabilities	$10,376	$33,357
Non-Current Liabilities
Lease liability	255	—
Stockholders’ Equity
Common Stock, $0.001 par value; 700,000,000 shares authorized; 69,181,047 and 69,181,047 shares outstanding as of March 31, 2024 and December 31, 2023, respectively	117	117
Paid-in capital	555,008	553,319
Accumulated deficit	(183,357)	(185,889)
Total stockholders’ equity	371,768	367,547
Total Liabilities and Stockholders’ Equity	$382,399	$400,904

GATOS SILVER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(UNAUDITED)

(US$ in thousands, except for share data)	Three months ended March 31,
	2024	2023
Expenses
Exploration	$31	$26
General and administrative	6,963	5,536
Amortization	4	37
Total expenses	6,998	5,599
Other income (expense)
Equity income in affiliates	7,288	5,011
Interest expense	—	(164)
Interest income	767	161
Other income	1,518	1,426
Other income	9,573	6,434
Income before taxes	2,575	835
Income tax expense	43	—
Net income and comprehensive income	$2,532	$835
Net income per share:
Basic and Diluted	$0.04	$0.01
Weighted average shares outstanding:
Basic	69,181,047	69,162,223
Diluted	70,419,665	69,309,019

GATOS SILVER, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
(US$ in thousands)	2024	2023
OPERATING ACTIVITIES
Net income	$2,532	$835

Adjustments to reconcile net income to net cash provided (used) by operating activities:
Amortization	4	37
Stock-based compensation expense	1,681	743
Equity income in affiliates	(7,288)	(5,011)
Deferred tax recovery	14	—
Other	(37)	—
Distribution received from affiliate	21,000	—

Changes in operating assets and liabilities:
Receivables from related-parties	96	1,104
Accounts payable and other accrued liabilities	(23,053)	(2,289)
Other current assets	20,187 20,18	478
Net cash provided (used) by operating activities	15,136	(4,103)

INVESTING ACTIVITIES
Net cash used by investing activities	—	—

FINANCING ACTIVITIES
Lease payments	(34)	—
Net cash used by financing activities	(34)	—
Net increase (decrease) in cash and cash equivalents	15,102	(4,103)
Cash and cash equivalents, beginning of period	55,484	17,004
Cash and cash equivalents, end of period	$70,586	$12,901

Interest paid	$4	$173
Interest earned	$767	$161

LOS GATOS JOINT VENTURE

COMBINED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
(US$ in thousands)	2024	2023
ASSETS
Current Assets
Cash and cash equivalents	$29,784	$34,303
Receivables	12,221	12,634
Inventories	14,598	16,397
VAT receivable	10,117	12,610
Income tax receivable	18,828	20,185
Other current assets	2,770	1,253
Total current assets	88,318	97,382
Non-Current Assets
Mine development, net	234,083	234,980
Property, plant and equipment, net	165,411	171,965
Deferred tax assets	7,389	9,568
Total non-current assets	406,883	416,513
Total Assets	$495,201	$513,895
LIABILITIES AND OWNERS’ CAPITAL
Current Liabilities
Accounts payable and accrued liabilities	$39,649	$38,704
Related party payable	485	560
Total current liabilities	40,134	39,264
Non-Current Liabilities
Lease liability	188	208
Asset retirement obligation	11,810	11,593
Deferred tax liabilities	3,952	3,885
Total non-current liabilities	15,950	15,686
Owners’ Capital
Capital contributions	425,638	455,638
Paid-in capital	18,186	18,186
Accumulated deficit	(4,707)	(14,879)
Total owners’ capital	439,117	458,945
Total Liabilities and Owners’ Capital	$495,201	$513,895

LOS GATOS JOINT VENTURE

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

	Three months ended March 31,
(US$ in thousands)	2024	2023
Revenue	$72,218	$69,865
Expenses
Cost of sales	30,771	25,988
Royalties	330	418
Exploration	1,371	463
General and administrative	4,285	3,936
Depreciation, depletion and amortization	20,256	20,819
Total expenses	57,013	51,624

Other expense (income)
Accretion expense	217	296
Interest expense	195	126
Interest income	(273)	—
Other income	(5)	(12)
Foreign exchange loss (gain)	124	(827)
	258	(417)

Income before taxes	14,947	18,658
Income tax expense	4,775	5,957
Net income and comprehensive income	$10,172	$12,701

LOS GATOS JOINT VENTURE

COMBINED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
(US$ in thousands)	2024	2023
Cash flows from operating activities:
Net income	$10,172	$12,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	20,256	20,819
Accretion	217	296
Deferred taxes	2,341	907
Unrealized loss (gain) on foreign currency rate change	346	(414)

Changes in operating assets and liabilities:
VAT receivable	2,517	2,521
Receivables	413	13,277
Inventories	1,232	(1,075)
Other current assets	(1,517)	(2,610)
Income tax receivable	1,037	4,187
Accounts payable and other accrued liabilities	386	(9,459)
Payables to related parties	(75)	(1,106)
Net cash provided by operating activities	37,325	40,044

Cash flows from investing activities:
Mine development	(9,993)	(8,312)
Purchase of property, plant and equipment	(1,835)	(2,542)
Materials and supplies inventory	—	(512)
Net cash used by investing activities	(11,828)	(11,366)

Cash flows from financing activities:
Equipment loan and lease payments	(16)	(290)
Capital distribution	(30,000)	—
Net cash used by financing activities	(30,016)	(290)

Net increase (decrease) in cash and cash equivalents	(4,519)	28,388
Cash and cash equivalents, beginning of period	34,303	34,936
Cash and cash equivalents, end of period	$29,784	$63,324
Interest paid	$195	$126
Interest earned	$273	$—